EXHIBIT 10.17

                              BANK PLUS CORPORATION
                   A HOLDING COMPANY FOR FIDELITY FEDERAL BANK


                                 AMENDMENT NO. 1

This Amendment No. 1 (the "Amendment") to the Letter Agreement dated as of November 19, 1998 by and between Bank Plus Corporation and its principal subsidiary, Fidelity Federal Bank, A Federal Savings Bank (collectively the "Company") and Godfrey B. Evans ("Executive") is entered into as of January 26, 2000 with reference to the following:

                                    RECITALS

         A. Company and Executive are parties to a Letter Agreement dated as of November 19, 1998 (the "Agreement ").

         B. In order to comply with comments of the Office of Thrift Supervision on "change in control" language proffered by the Company the parties desire to amend the Agreement to reflect a modification of the language set forth therein pertaining to the definition of a "change in control".

                                    AGREEMENT

NOW THEREFORE, in consideration of the above stated and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Subsection (a) of Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) CHANGE IN CONTROL. For purposes of this Agreement, a "CHANGE IN CONTROL" shall be deemed to occur if (a) any "person" as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), excluding the Company, the Bank or any of the Company's other subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company, the Bank or any of the Company's other subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote elections of directors ("VOTING SECURITIES"); or (b) during any period of two (2) consecutive years, individuals who, at the beginning of such period were members of the Board (the "INCUMBENT DIRECTORS"), cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that if the elections, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors, such new director shall be considered as a member of the Incumbent Directors; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Directors if such individual initially became a director on the Board as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
                  Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended

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                  to avoid or settle any ELECTION CONTEST or PROXY Contest; (c)
                  a merger or consolidation of the Company with any Person (as defined below) closes, other than a merger or consolidation that results in Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company closes the sale or disposition by the Company of all or substantially all of the Company's assets; (d) the Company closes a sale or sales or other disposition or dispositions that results in the Company ceasing to beneficially "own" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank; or (e) the Bank closes a sale or sales of all or substantially all of the assets of the Bank, in a single transaction or series of transactions, other than to a direct or indirect subsidiary of the Company; or (f) a merger or other combination of the Bank with any Person closes, as a result of which the Company ceases to beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank or the surviving entity in such merger or consolidation. For purposes of this Agreement, the term "PERSON" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act other than the Company, the Bank, any other subsidiary of the Company or any Plan. Notwithstanding any provision in this Agreement to the contrary, neither the appointment of the FDIC as a receiver of the Bank or a change in composition of the Board of Directors by directive of the OTS or FDIC shall constitute a "change in control" under this Agreement.

         2. Except as herein modified and amended, each and every term, condition and agreement of said Agreement shall continue to apply with full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment effective as of the date first written above.


BANK PLUS CORPORATION


By:      /S/ Mark K. Mason
         -----------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer

FIDELITY FEDERAL BANK,
     A FEDERAL SAVINGS BANK


By:      /S/ James E. Stutz
         --------------------------------------
Name:    James E. Stutz
Title:   President and Chief Operating Officer

EXECUTIVE

/S/  Godfrey B. Evans
-----------------------------
Name: Godfrey B. Evans

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